Exhibit 10.11

               PARTIAL LEASE TERMINATION AGREEMENT

	WHEREAS, 488 Main Avenue Associates, LLC ("Landlord") and Electronic Retailing Systems International, Inc. ("Tenant") are parties to a Lease Agreement dated May, 1997 and an Amendment
No. 1 to Lease Agreement dated July, 1997 (together referred to as the "Lease"); and

	WHEREAS, pursuant to the Lease, Tenant rents from Landlord premises on the second floor of the building; and

	WHEREAS, one of the spaces Tenant rents from Landlord on the second floor is designated as a portion of Area #1 in the Lease and is designated as the "Expressway" space and is stipulated to be 2,455 rentable square feet ("Premises #1"); and

	WHEREAS, another of the spaces Tenant rents from Landlord on the second floor is designated as Area #2 in the Lease and is designated as the "ABC" space and is stipulated to be 1,460 rentable square feet ("Premises #2"); and

	WHEREAS, Tenant is desirous of Landlord taking back the two said premises and Landlord is willing to do so pursuant to the terms and conditions of the herein Partial Lease Termination
Agreement;

	IT IS HEREBY AGREED AS FOLLOWS:

1. That Tenant shall deliver both of said premises to the Landlord, clean and vacant of any of Tenant's personalty, on or before February 1, 2000.

2. That effective March 1, 2000, Tenant shall have no further obligation as to Premises #1 and the Lease shall be terminated with respect to said premises.

3. That effective June 1, 2000, Tenant shall have no further obligation as to Premises #2 and the Lease shall be terminated with respect to said premises.

4. That simultaneous with the execution of the herein
Agreement, Tenant will remit to Landlord a check for Ten
Thousand ($10,000) Dollars.

5. It is the intent of the herein Agreement to terminate the Lease only as to the two said premises on the second floor and it is agreed that all other terms and conditions of the Lease shall remain in full force and effect.

Dated: January 27, 2000


s/James Randel					                   s/Jerry McAuliffe
--------------------------	          	---------------------------
488 Main Avenue Associates, LLC	      Electronic Retailing Systems
                                       International, Inc.
By: James Randel 				                 By:
Its: Managing Member			               Its: